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Exhibit 10.9

SECOND AMENDED AND RESTATED

GT SOLAR INTERNATIONAL, INC.

2006 STOCK OPTION PLAN

        This Second Amended and Restated GT Solar International, Inc. 2006 Stock Option Plan, dated as of January 15, 2008, amends that certain Amended and Restated 2006 Stock Option Plan, dated as of July 7, 2006 (the "First Amended Plan"), of GT Solar Incorporated (f/k/a GT Equipment Technologies, Inc.) ("GT Solar").

        WHEREAS, the 2006 Stock Option Plan was originally adopted by GT Equipment Technologies, Inc. on December 30, 2005, (the "Original Plan"), and the First Amended Plan amended and restated the Original Plan;

        WHEREAS, pursuant to the Agreement and Plan of Merger, dated September 28, 2006, by and among GT Solar, GT Solar Merger Corp. and GT Solar International, Inc. (the "Company"), (i) GT Solar became a wholly-owned subsidiary of the Company, (ii) each share of common stock of GT Solar, par value $0.01 ("GT Solar Stock"), was exchanged for one share of common stock of the Company, par value $0.01 ("Company Stock"), and (iii) each option to purchase shares of GT Solar Stock was converted into an option to purchase an equivalent number of shares of Company Stock;

        WHEREAS, the board of directors and the sole stockholder of the Company deem it to be in the best interests of the Company to amend and restate the First Amended Plan to reflect the fact that each previously issued option to purchase shares of GT Solar Stock was converted to an option to purchase an equivalent number of shares of Company Stock; and to provide for the future issuance of stock options to acquire shares of Company Stock, in order to provide an incentive to selected employees, officers, directors, consultants and advisors of the Company and of the Company's subsidiaries and affiliates; and

        NOW, THEREFORE, the First Amended Plan, including the form of stock option agreement attached as Exhibit A thereto, is hereby amended and restated as follows:

1.    Purpose.

        The purpose of the GT Solar International, Inc. 2006 Stock Option Plan (the "Plan") is to provide an incentive to selected employees, officers, directors, consultants and advisors of the Company and of the Company's subsidiaries and affiliates (the Company and its subsidiaries and affiliates are referred to collectively as the "Group" and individually as a "Group Company") by granting such persons either non-qualified options ("Non-qualified Stock Options") or incentive stock options ("Incentive Stock Options"), or a combination of both, to acquire shares ("Shares") of the Company's common stock, par value $0.01 per share (Non-qualified Stock Options and Incentive Stock Options are individually and collectively referred to as "Options"). Any person granted an option hereunder is referred to as an "Optionee."

        It is the Company's intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, and that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor thereto. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for Non-qualified Stock Options.

2.    Effective Date and Term of the Plan.

        The Plan is effective as of December 30, 2005 (the "Effective Date"). Subject to Section 10 and 11 below, the Plan shall continue in effect from the Effective Date until the day before the tenth anniversary of the Effective Date (the "Termination Date"), provided that the terms of the Plan shall continue in effect after the Termination Date for so long as is necessary to the enforcement of the rights and obligations of the Company and of any Optionee under the Plan or any Option. In no event shall any Options be granted under the Plan after the Termination Date. Options granted prior to the Termination Date shall remain in effect until the exercise, surrender, cancellation or expiration in accordance with their terms and the terms of the Plan.

3.    Stock Subject to the Plan.

          (a)   Subject to adjustment as provided in Section 10 below, the aggregate number of Shares subject to Options granted under the Plan shall not exceed 630,000 (the "Total Authorized Shares").

          (b)   Shares subject to Options that for any reason expire, or are canceled, terminated, forfeited or otherwise settled without the issuance of such Shares shall again be available for award under the Plan, subject to the limitation set forth in Subsection (a) above.

          (c)   Shares issued upon exercise of Options may consist, in whole or in part, of Shares held in treasury or authorized but unissued Shares not reserved for any other purpose.

          (d)   Shares issued upon the exercise of Options shall be fully paid and nonassessable.

          (e)   Unless otherwise determined by the Company's Board of Directors (the "Board") or a committee thereof (the Board or such committee is hereinafter referred to as the "Committee"), no Option shall be exercisable with respect to any fractional Shares.

4.    Administration of the Plan.

          (a)    Committee.    The Plan shall be administered by the Committee. The Committee shall at all times consist of at least two members. Each member of the Committee shall be a director who is a "non-employee director" within the meaning of Rule 16(b)-3 promulgated by the Securities Exchange Commission under the Securities and Exchange Act of 1934, as amended, and, if necessary for any Options to qualify for any tax or other material benefit to Optionees under applicable regulations under Section 162(m) of the Code, each shall be an "outside director" (as defined in applicable regulations). The Committee shall be appointed by, and serve at the pleasure of, the Board.

          (b)    Authority.    Subject to the specific limitations and restrictions set forth in the Plan, the Committee shall have the authority: (i) to grant Options to such employees, officers, directors, consultants and advisors of a Group Company as the Committee shall select, provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto); (ii) to make all determinations necessary or desirable for the administration of the Plan including, within any applicable limits specifically set out in the Plan, the number of Shares that may be subject to Options, the Option Price, and the period during which an Optionee must remain an employee, officer, director, consultant or advisor of a Group Company prior to the exercise of an Option; (iii) to construe the terms of the Option Agreement (as defined below) and the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of the Option Agreements, which need to be the same, (vi) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in any manner that the Committee deems necessary or desirable; (vii) to amend the terms of any Option, subject to the provisions of the Plan; (viii) to grant to Optionees in exchange for their surrender of Options, new Options containing such other terms and conditions as the Committee shall determine; and (ix) to make other determinations in the judgment of the Committee necessary or appropriate for the administration of the Plan. Any interpretation or decision of the committee shall be final and conclusive. Nothing in this Section 4(b) shall give the committee the right to increase the Total Authorized Shares (except as provided in Section 10 below), or to extend the term of the Plan.

          (c)    Special Authority to Modify Plan and Option Terms.    Without limiting the foregoing or any other power of authority of the committee, if the Committee at any time determines that the Plan or Options granted under the Plan are or may be subject to, and fail or may fail to comply with, the requirements of Section 409A of the Code, the Committee may make such modifications to the Plan and to the terms of any awards under the Plan, including without limitations modifications with respect to the exercisability of Options, as it deems advisable either to ensure that the Plan and Options granted under the Plan comply with any applicable requirements of Section 409A of the Code.

          (d)    Liability/Protection.    No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation or administration of the Plan. Service as a member of the Committee shall constitute service as a member of the Board, so that members of the Committee shall be entitled to indemnification for their service on the Committee to the full extent provided for service as members of the Board.

5.    Option Grants.

          (a)    Option Agreement.    The Committee shall, subject to the terms of the Plan, have sole authority to determine the employees, officers, directors, consultants and advisors to whom Options shall be granted under the Plan and the terms and conditions of such Options. Each Option granted under the Plan shall be evidenced by a stock option agreement (each, an "Option Agreement"). Each Option Agreement shall be subject to the terms and conditions of the Plan and may contain additional terms and conditions (which may vary from Optionee to Optionee) not inconsistent with the Plan, as the committee may deem necessary or desirable. Unless the Committee determines otherwise at the time of any grant, each Option Agreement for employees or officers shall be in substantially the form attached hereto as Exhibit A, with adjustments as reasonably necessary for non-employee directors, consultants or advisors.

          (b)    Option Price.    The price at which a Share may be purchased upon exercise of an Option (the "Option Price") shall be determined by the Committee at the time the Option is granted, and shall be specified in the applicable Option Agreement. Unless the Committee sets a higher price at the time an Option is granted, the Option Price shall be the Fair Market Value of a Share on the date the Option is granted (the "Grant Date"), and in the case of the grant of any Incentive Stock Option to an Optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any Group Company, the Option Price may not be less than 110% of the Fair Market Value of a Share as of the date of grant of the Incentive Stock Option, in each case unless otherwise permitted by Section 409A and Section 422 of the Code or any successor thereto. "Fair Market Value" means, as of any date, the fair market value of a Share as determined in good faith by the Committee, with reference to any factors the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. The Option Price shall be subject to adjustment in accordance with Section 10 hereof and shall be paid in cash or cash equivalent or in such other form of payment as the Committee in its discretion may allow, to the extent consistent with any applicable requirements of the Code.

          (c)    Number of Shares.    Each Option Agreement shall specify the number of Shares subject thereto.

          (d)    Option Term.    The Committee shall determine the term of each Option (the "Option Term"); provided that no Option Term shall extend for a period continuing beyond ten (10) years from the Grant Date; provided further that in the case of the grant of any Incentive Stock Option to an Optionee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any Group Company, the Option Term may not extend for a period continuing beyond five (5) years from the Grant Date.

          (e)    Limit on Incentive Stock Options.    If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Group Companies (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

6.    Exercise of Options.

        Subject to applicable law and the terms and conditions of the Plan, an Option granted under the Plan shall be exercisable at such time, or times, upon the occurrence of such event or events, for such period or periods, in such amount or amounts, and upon the satisfaction of such terms and conditions, including, without limitations, terms and conditions relating to notice of exercise, the date the Option is deemed exercised, delivery and transferability of Shares and withholding taxes, as the Committee shall specify in the Option Agreement.

7.    Expiration of Options.

        Any unexercised Option shall automatically and without notice expire upon the first to occur of the following:

          (a)   the tenth anniversary of the Grant Date, or such earlier date as may be specified in the applicable Option Agreement; or

          (b)   upon termination of the Optionee's service as an employee, officer, director, consultant or advisor with a Group Company, except to the extent otherwise specified in the applicable Option Agreement or as determined by the Committee.

        Notwithstanding the foregoing, no Incentive Stock Option granted to an Optionee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any Group Company shall be exercisable more than five (5) years from the Grant Date.

8.    Non-Transferability of Options.

          (a)   Except as otherwise provided in any applicable Option Agreement, no Option granted under the Plan shall be transferable by any Optionee other than by will or the laws of descent or distribution. Except as otherwise provided in any applicable Option Agreement, during the lifetime of an Optionee, an Option shall be exercisable only by the Optionee. Except as otherwise determined by the Committee, any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of, or to subject to execution, attachment or similar process, any Option other than as permitted above or in the applicable Option Agreement shall be null and void and of no effect, and shall result in termination of the Option and forfeiture of all rights with respect thereto.

          (b)   The Company may require that any Optionee, as a condition to exercise of any Option, give written assurances in substance and form satisfactory to the Company to the effect that he or she is acquiring the Shares subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with applicable Federal and state securities laws.

          (c)   Notwithstanding anything to the contrary in the Plan or in any Option Agreement, no Option may be exercised and no Shares or certificates representing Shares shall be issued if, in the judgment of the Committee, such exercise or issuance would constitute a violation of any state or Federal law or the rules or regulations of any governmental regulatory body or any securities exchange. If, at any time, counsel to the Company determines that the Shares must be listed, registered or otherwise qualified on any securities exchange or under any state or Federal law, or that the consent or approval of any governmental or regulatory body is necessary as a condition of, or in connection with the issuance or purchase of Shares pursuant to any Option, the Option may not be exercised, in whole or in part, unless and until all required listings, registrations, qualifications, consents and approvals have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain any such listing, registration, qualification, consent or approval.

9.    No Special Rights.

        No Optionee shall have any voting or other rights as a stockholder of the Company with respect to any Shares covered by an Option until exercise of the Option and issuance of a certificate or certificates to the Optionee for such Shares. Nothing herein or in any Option Agreement shall confer on any Optionee any right to continued employment or service for a Group Company or interfere in any way with the rights of a Group Company to terminate such employment or service at any time.

10.    Adjustment for Change in Capital Structure and Special Transactions.

          (a)    Recapitalization, etc.    In the event of a stock dividend, stock split or recapitalization or a corporate reorganization in which the Company is a surviving corporation, including without limitation a merger, consolidation, split-up or spin-off or a liquidation or distribution of securities or assets other than cash dividends (a "Restructuring Event"), the number or kinds of Shares subject to the Plan or to any Option previously granted, and the Option Price, shall be adjusted by the Committee as it reasonably determines in consistent with the purposes of the Plan to reflect such Restructuring Event.

          (b)    Special Transactions.    In the event of (x) a merger, consolidation or other form of reorganization of the Company or GT Solar Holdings, LLC ("Holdings"), as applicable, with or into another corporation or other entity, (y) a sale or transfer of all or substantially all of the assets of the Company or Holdings, as applicable, or (z) a tender or exchange offer made by any corporation, person or entity, other than an offer made by the Company or Holdings, as applicable (a "Special Transaction"), the Committee, either before or after the Special Transaction, may take such action as it reasonably determines is consistent with the purposes of the Plan with respect to the number or kinds of Shares subject to the Plan or any Option under the Plan. Such action by the Committee may include (but shall not be limited to) the following:

              (i)  accelerating the full exercisability of an Option during such period as the Committee shall prescribe following the public announcement of such Special Transaction;

             (ii)  canceling the portion of any Option that has not become exercisable and is not scheduled to become exercisable prior to the date of the Special Transaction;

            (iii)  permitting any Optionee, at his or her election and within any time period as the Committee may prescribe, to surrender Options (or any portion thereof) in exchange for cash payment in the amount and in a manner determined by the Committee; provided such an election by any Optionee shall not constitute an exercise of such surrendered Options, and such Optionee shall not acquire any stockholder rights with respect to such surrendered Options; or

            (iv)  requiring any Optionee, at any time prescribed by the Committee, to surrender Options (or any portion thereof) (A) in exchange for cash payment as described in clause (iii) above, provided in such case, that cash payment shall be in an amount per option equal to the difference between the Option Price and the Fair Market Value as of the date of surrender or such other amount as the committee may determine, or (B) in exchange for and, if necessary, subject to shareholder approval, of a substitute Option or other award issued by the corporation surviving such Special Transaction or acquiring the Company's assets, which the Committee, in the good faith exercise of its business judgment, determines to have a value substantially equivalent to the value of the Options surrendered.

11.    Amendment, Suspension or Termination of the Plan.

        The Committee may, at any time, amend, suspend or terminate the Plan or any part thereof, including without limitation, any and all parts of any Option granted under the Plan, in such manner as the Committee deems necessary or desirable; provided that no such action may be taken which would impair the rights of any Optionee with respect to any Option previously granted under the Plan without the Optionee's consent.

12.    Stockholders Agreement.

        Unless otherwise determined by the Committee, on or before the date any Optionee will exercise any Option under the Plan, he or she shall become a party to the Employee Stockholders Agreement, as amended from time to time, a copy of which is attached hereto as Exhibit B (as amended, the "Stockholders Agreement"), which Stockholders Agreement provides, among other things, for certain restrictions on the transfer of Shares acquired pursuant to any Option granted under the Plan ("Option Shares").

13.    Governing Law.

        The Plan shall be governed by the laws of the State of Delaware without regard to its conflict of laws principles. In case any one or more of the provisions contained herein are for any reason deemed to be invalid, illegal or unenforceable in any respect by a judicial body having jurisdiction, such illegality, invalidity or unenforceability shall not effect any other provision of this Plan, and this Plan shall be construed as if such invalid, unenforceable or illegal provision had never been contained herein.

14.    References.

        References in the Plan to Optionee shall be deemed, where appropriate, to refer to the beneficiary or legal representative of any Optionee who dies or is determined to be physically or mentally incompetent.

GT SOLAR INTERNATIONAL, INC.
By:	/s/ Edwin L. Lewis	Effective Date: January 15, 2008
Name:	Edwin L. Lewis
Title:	Vice President and General Counsel

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SECOND AMENDED AND RESTATED GT SOLAR INTERNATIONAL, INC. 2006 STOCK OPTION PLAN